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                                                                   EXHIBIT 10.45

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


                This first amendment to amended and restated credit agreement ("Amendment"), dated as of March 30, 1998, is made and entered into between U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor, by merger, to U.S. Bank of Washington, National Association ("U.S. Bank"), as agent for Lenders (in such capacity, "Agent"), and NORTHLAND CABLE PROPERTIES EIGHT PARTNERSHIP, a Washington limited partnership ("NCP Eight"). Words and phrases with initial capital letters shall have the meanings given to them in
  Article I of this Amendment.

                                    RECITALS:

                A. On or about January 4, 1996, NCP Eight and U.S. Bank, as Lender and Agent, entered into that certain amended and restated credit agreement (together with all supplements, exhibits, modifications and amendments thereto, the "Credit Agreement"), whereby Lenders extended to NCP Eight additional credit on the terms and conditions set forth in the Credit Agreement.

                B. NCP Eight and Lenders have agreed to modify the Incremental Rate, the repayment terms and maturity date of the Note, the definition of "Cash Flow," and certain other provisions of the Credit Agreement. The purpose of this Amendment is to set forth the terms and conditions of Lenders' and NCP Eight's agreement.

                NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

                          ARTICLE I. DEFINITIONS, ETC.

                 1.1 Defined Terms. As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context otherwise requires.

                1.2 Modified or Additional Defined Terms. Section 1.1 of the Credit Agreement is hereby amended to modify (if presently defined in Section
  1.1 of the Credit Agreement) or add (if not presently defined in Section 1.1 of the Credit Agreement) the following defined terms:

               "Cash Flow" means, for the relevant period, NCP Eight's earnings before charges against income consisting of (a) depreciation of real and personal property; (b) amortization or write-off of goodwill and other intangibles; (c) payment of Partner Distributions and of interest on Indebtedness; and (d) any deferred Management Fee and Deferred Operating Expenses (net of payments made during the relevant period with respect to any prior period's deferred Management Fee or Deferred Operating Expenses). Cash Flow will be computed using generally accepted accounting principles, consistently applied, and will exclude any gain or loss on the sale of assets.

               "Deferred Operating Expense" means any deferred operating expense of NCP Eight that is payable to an Affiliate.



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               "Excess Cash Flow" means, for the relevant period, the amount by which Cash Flow exceeds the sum of, without duplication, (a) Debt Service, (b) capital expenditures not funded with additional contributions of equity, Subordinated Debt, or Funded Debt, (c) any deferred Management Fee, (d) Partner Distributions, and (e) Deferred Operating ]Expenses.

               "LIBOR Rate" means, for any Interest Period, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) established by Agent as its LIBOR Rate based on Agent's determination, considering such factors as Agent deems relevant, of the rate of interest at which U.S. dollar deposits would be offered to U.S. Bank National Association in the London interbank market at approximately 11:00 a.m. London time on the date which is two Business Days prior to the first day of the applicable Interest Period for delivery on the first day of such Interest Period for the number of months therein; provided, however, that the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, or any successor regulation.

               "Partner Distributions" means NCP Eight's distributions to its partners in an amount necessary to cover the incremental increase in taxes of each of the partners due to the pass through of NCP Eight's net income under Subchapter K of the Internal Revenue Code of 1986, assuming that such partners are taxed at the highest marginal tax rate for federal income taxes.

               "U.S. Bank" means U.S. Bank National Association, a national banking association, as successor in interest to U. S. Bank of Washington, National Association, and its successors and assigns.

               1.3 Collateral. The definition of "Collateral" in Section 1.1 of the Credit Agreement is hereby amended to correctly refer to the defined terms of the documents evidencing NCP Eight's grant of security interests to Lenders as the "Security Agreement" and the "Amendment to Security Agreement."

               1.4 LIBOR Rate-Based Interest Rate. The Credit Agreement is hereby amended by deleting the definition of "IBOR Rate" in its entirety and by modifying each of the other defined terms that include the abbreviation "IBOR," such that any reference to "IBOR Rate Loan" means "LIBOR Rate Loan."

                1.5 Incorporation of Recitals and Exhibits. The foregoing recitals are incorporated in this Amendment by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.

               1.6 Amendment. The Credit Agreement and the other Loan Documents are hereby amended as set forth herein. Except as specifically provided herein, all the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the term of the Loan, and any extensions or renewals thereof.

                        ARTICLE II. MODIFICATION OF LOAN

               2.1 Interest Rate Modifications. Sections 3.4.1, 3.4.2, and 3.4.3 of the Credit Agreement are hereby amended in their entirety to read as follows:



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               3.4.1 Prime Rate. Upon giving notice not later than 10 a.m., local time, of the date of borrowing, conversion, or renewal, NCP Eight shall receive a Prime Rate Loan bearing interest on the outstanding principal amount thereof at a rate equal to the Prime Rate plus 1.00 percent per annum or such Incremental Rate as authorized by Section 3.4.3 below.

               3.4.2 LIBOR Rate. Upon two Business Days' notice NCP Eight shall have the right to select LIBOR Rate Loans in amounts not less than $500,000 initially, and in multiples of $100,000 thereafter, for an Interest Period. LIBOR Rate Loans shall bear interest at the LIBOR Rate, plus 3.00 percent per annum, or such Incremental Rate as authorized by Section 3.4.3 below. Agent's LIBOR Rate is established as of approximately 8 a.m. and 10 a.m. each Business Day, and LIBOR Rate quotes may be obtained from the Agent between 8 a.m. and noon. Quotes based on rates set at 8 a.m. must be accepted by 10 a.m.
Quotes set at 10 a.m. must be accepted by 12:00 noon.

               3.4.3 Changes in Incremental Rates. The Incremental Rates shall be changed with certain reductions or increases in the ratio of Funded Debt to Annualized Cash Flow for any Quarter; provided that there is then no Default or Event of Default. Changes shall be effective on the first day of the Quarter following the Quarter in which the requisite ratio was achieved and shall remain in effect so long as the required ratio is maintained.

               Ratio of Funded Debt to             Prime             LIBOR
               Annualized Cash Flow                Incremental       Incremental
               (rounded to nearest hundredth)      Rate              Rate
               ------------------------------      ----              ----
               More than 5.5:1                     1.00%             3.00%
               5.0:l to 5.5:1                      0.50%             2.50%
               less than 5.0:1                     0.25%             2.00%

               If NCP Eight fails to comply with the required Funded Debt to Annualized Cash Flow ratio set forth in this Section 3.4.3, the Incremental Rate shall increase to the percentage rate applicable to the Corresponding ratio, effective as of the first day of each Quarter in which such ratio increases.

               2.2 Repayment. Section 3.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

               3.5 Repayment. Interest on the Note shall be paid Quarterly, commencing March 31, 1996, except with respect to LIBOR Rate Loans for which interest shall be paid either on the 90th day after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, or at the end of each Interest Period, whichever is sooner. For example, if an Interest Period expires more than 90 days after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, interest shall be paid on the 90th day and at the expiration of the Interest Period. The principal balance of the Loan outstanding at the expiration of the Commitment Period shall be paid Quarterly, with the first payment due on June 30, 1998, and the entire balance due and payable on December 31, 2002, notwithstanding anything to the contrary in Section 3.1 hereof. The Quarterly payments shall be in the amounts set forth below:



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
                      For Any Quarter                            Amount of
                      Ending during or On:                       Payment
                      --------------------                       ---------
                      June 30, 1998 through Dec. 31, 1998        $100,000
                      March 31, 1999                             $100,000
                      June 30, 1999 through Sept. 30, 1999       $125,000
                      December 31, 1999                          $125,000
                      March 31, 2000 through Dec. 31, 2000       $162,500
                      March 31, 2001 through Dec. 31, 2001       $212,500
                      March 31, 2002 through Sept. 30, 2002      $230,000
                      December 31, 2002                          Balance

               2.3 Replacement Note. The Loan shall be evidenced by a promissory note in the form attached to this Amendment as Exhibit A ("Replacement Note'). The Replacement Note shall be a 'Note" for all purposes of the Credit Agreement and the other Loan Documents and shall be in substitution for, but not in payment of, that certain revolving note dated January 4, 1996, in the principal amount of $11,925,000. The revolving note shall be marked "replaced" and retained by Agent until the loan shall have been paid in full.

               2.4 Loan Extension Fee. Concurrently with the execution of this Amendment, NCP Eight shall pay Agent a nonrefundable loan fee in the amount of $54,625.

                     ARTICLE III. MODIFICATION OF COVENANTS

               3.1 Interest Rate Protection. Section 6.16 of the Credit Agreement is hereby amended to provide that NCP Eight shall maintain interest rate protection arrangements on terms required under Section 6.16 of the Credit Agreement for a period of not less than two years from the date of this Amendment.

               3.2 Distributions. Section 7.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               7.1 Distributions. Declare or pay any cash distributions or return any capital to any partner of NCP Eight or authorize or make any distribution, payment, or delivery of property or cash to any partner, or redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any interest now or hereafter outstanding or set aside any funds for any of the foregoing purposes, except so long as there exists no Default or Event of Default, and no such payment or distributions shall create or be likely to create a Default or Event of Default, NCP Eight may make the following distributions- (a) a management fee to its General Partner not to exceed 5 percent of NCP Eight's annual gross revenue (the "Management Fee"), (b) Partner Distributions, and (c) distributions to partners not to exceed, during any fiscal year, the amount of Excess Cash Flow payments made to Lenders during such fiscal year.

               3.3 Cash Flow Maintenance. Section 7. 11 of the Credit Agreement is hereby amended in its entirety to read as follows:



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               7.11   Cash Flow Maintenance.

               7.11.1 Cash Flow to Debt Service. As of the end of any Quarter during the term of the loan commencing March 31, 1998, permit the ratio of (a) the sum of (i) such Quarter's Cash Flow plus (ii) NCP Eight's cash on hand (up to a maximum of $250,000) on the last day of the immediately preceding Quarter to (b) such Quarter's Debt Service to be less than 1.25: 1.

               7.11.2 Cash Flow Coverage. As of the end of any fiscal year of NCP Eight during the term of the Loan, commencing December 31, 1998, permit the ratio of (a) the sum of (i) such fiscal year's Cash Flow plus (ii) NCP Eight's cash on hand (up to a maximum of $250,000) on the last day of the immediately preceding fiscal year end to (b) the sum of (i) Debt Service, (ii) capital expenditures not funded by additional contributions of equity, Subordinated Debt, or Funded Debt, (iii) Partner Distributions paid in cash, and (iv) other distributions to partners paid in cash during such fiscal year to be less than 1.0:1.

               7.11.3 Funded Debt to Cash Flow. As of the end of any Quarter during the term of the Loan, permit the ratio of Funded Debt to Annualized Cash Flow to exceed the following ratios:

                             For Any Quarter Ending                Funded Debt to Annualized
                                  During or On:                         Cash Flow Ratio
                      March 31, 1998, through December 31, 1998            6.00:1.0

                      March 31, 1999, through December 3 1, 1999           5.50:1.0

                      March 31, 2000, through December 31, 2000            5.00:1.0

                      March 31, 2001, through December 31, 2001            4.50:1.0

                      March 31, 2001, and thereafter                       4.00:1.0


               3.4 Capital Expenditure. Section 7.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

               7.12 Capital Expenditures. Permit the total amount of capital expenditures to exceed $700,000 in the calendar year 1998, or in any of the calendar years thereafter. Unused capital expenditures under this Section 7.12 in any one year may be carried over to the next consecutive year, but not thereafter.

               3.5 Funded Debt to Equivalent Subscriber Ratio. Section 7.13.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

               7.13.2 Funded Debt to Equivalent Subscriber Ratio. On any of the dates set forth below, permit Funded Debt, per Equivalent Subscriber, to exceed the following amounts:



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
                                       As of:                              Funded Debt Per
                                       ------                           Equivalent Subscriber
                                                                        ---------------------
                      December 31, 1998                                        $900

                      December 31, 1999                                        $850

                      December 31, 2000                                        $800

                      December 31, 2001, and thereafter                        $700

               3.6 Deferral of Payments. Section 7.16 of the Credit Agreement is hereby amended in its entirety to read as follows:

               7.16 Deferred Operating Expense. Pay any Deferred Operating Expense (a) when a Default or Event of Default has occurred or when payment of the Deferred Operating Expense will create or is likely to create a Default or Event of Default, or (b) on any day that is later than 12 months after the operating expense was deferred.

                         ARTICLE IV. WAIVER OF DEFAULTS

               4.1 Waiver. NCP Eight acknowledges that it failed to comply with the financial covenants set forth in Sections 7.11.3 and 7.12 of the Credit Agreement as of December 31, 1997. U.S. Bank waives its rights and remedies related to NCP Eight's violations of Sections 7.11.3 and 7.12 of the Credit Agreement as of December 31, 1997. U.S. Bank's waiver of NCP Eight's Default is expressly limited to those Defaults as of December 31, 1997, and is not applicable to any other covenant, financial or otherwise, contained in the Credit Agreement or in any other Loan Document.

               4.2 Release. As a condition of Lenders' waiver set forth in
Section 4.1 of this Amendment, NCP Eight hereby expressly covenants, promises, and agrees that it shall not now or hereafter institute, maintain, or assert, either directly or indirectly, any claim or demand, or right or cause of action, known or unknown, that has accrued or that could have been made or brought at any time up to and including the date of this Amendment against Agent or Lenders or any of their respective successors, affiliates, officers, directors, employees, or agents, past or present, arising out of or claiming to arise out of any past or present relationship, whether contractual or otherwise, between Agent and/or Lenders and NCP Eight. This release may be treated as a full and complete defense to, and may be used for the basis for an injunction against, any action, suit, arbitration, or other procedure or testimony that may be instituted by NCP Eight.

                         ARTICLE V. CONDITIONS PRECEDENT

               The modifications to the Credit Agreement and the other Loan Documents set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Agent's satisfaction:

               (a) Agent shall have received this Amendment and the Replacement Note, duly executed and delivered by the parties thereto.



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               (b) Agent shall have received, duly executed and delivered by NCP
Eight, a certificate in form and substance satisfactory to Agent, confirming that NCP Eight's authorizing resolutions delivered to Agent have not been revoked and that NCP Eight's limited partnership agreement has not been amended or altered since NCP Eight delivered a copy of the agreement to Agent.

               (c) On or before May 29, 1998, Agent shall have received, with respect to the newly constructed headend facility along Highway 17 near Reform, Pickens County, Alabama (the "New Headend Site") ' an executed fixture filing perfecting Lenders' security interest in Collateral at the New Headend Site and a form UCC-3 change statement covering personal property Collateral at the New Headend Site.

               (d) NCP Eight shall have paid to lender all fees and expenses required to be paid by NCP Eight, including without limitation the nonrefundable loan fee of $54,625.

                         ARTICLE VI. GENERAL PROVISIONS

               6.1 Notice to U.S. Bank. The designation of the Person to be notified at Agent and Agent's and Lenders' address for the purpose of any notice are hereby changed to:

                         U.S. Bank National Association
                                1420 Fifth Avenue
                               Post Office Box 720
                         Seattle, Washington 98111-0720
                 Attention: Matthew S. Thoreson, Vice President
                        Facsimile Number: (206) 344-2331

               6.2 Representations and Warranties. NCP Eight hereby represents and warrants to Agent that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of NCP Eight contained in the Credit Agreement or any other Loan Document, or otherwise made in connection therewith or herewith are true and correct as of the date of this Amendment.

               6.3 Security. The parties hereto agree that all Loan Documents, whether creating, evidencing, or Perfecting Lenders' security interests and liens against the Collateral, including without limitation the Amendment to Security Agreement, the Security Agreement, the Franchise Assignment, the NCC Subordination Agreement, and all financing statements (a) shall remain in full force and effect, (b) shall secure the Loan, as amended, and all other Obligations of NCP Eight under the Credit Agreement and the other Loan Documents, and (c) are enforceable without defense, offset, or counterclaim. Without limiting the scope of the foregoing agreement, NCP Eight hereby acknowledges and agrees that its lease with respect to the New Headend Site is a Material Agreement and that it is among the "Rights" assigned to Lenders under the Franchise Assignment.

               6.4 Payment of Expenses. NCP Eight shall pay on demand all costs and expenses of Agent and Lenders incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including without limitation reasonable attorney fees.



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               6.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

                6.6 Statutorv Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHNGTON LAW.



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IN WITNESS OF, Agent and Lenders and NCP Eight have caused this Amendment to be duly executed to be effective as of March 30, 1998, although signed after that date.

                                        NCP EIGHT:

                                        NORTHLAND CABLE PROPERTIES EIGHT
                                        LIMITED PARTNERSHIP


                                        By: Northland Communications
                                            Corporation, its

                                            Managing General Partner

                                        BY

                                        Title

                                        AGENT:

                                        U.S. BANK NATIONAL ASSOCIATION

                                        BY
                                          --------------------------------------
                                            Matthew S. Thoreson, Vice President

                                        LENDER:

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By
                                          --------------------------------------
                                            Matthew S. Thoreson, Vice President



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